Exhibit 99.1

OptimizeRx to Participate in Fireside Chat and One-on-One Meetings at
the 32nd Annual ROTH Conference on March 15-17, 2020

ROCHESTER, Mich. – March 5, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, has been invited to present at the 32nd Annual ROTH Conference being held at The Ritz Carlton, Laguna Niguel in Orange County, California, on March 15-17, 2020.

The conference will feature presentations from public and private companies across a variety of industry sectors. Last year, the ROTH Conference hosted close to 550 participating companies and more than 5,100 attendees, including institutional investors, analysts, family offices and high net worth investors.

OptimizeRx CEO, Will Febbo, is scheduled to present in one-on-one meetings with institutional analysts and investors held at the conference. He is also scheduled to participate in a fireside chat at 8:00 a.m. Pacific time on Tuesday, March 17. The fireside chat will be hosted by ROTH managing director and senior analyst, Richard K. Baldry, CFA.

Febbo will discuss a number of topics, including the company’s newly integrated digital heath platform that allows OptimizeRx to expand within existing clients and address the needs of larger enterprises. This has been reflected in an increased pipeline deal size from $130,000 in 2018 to more than $300,000 coming into 2020, and which involves an increasing portion of recurring SaaS revenue. He will also discuss how the company’s newly expanded commercial team is expected to drive another year of record growth and market expansion.

ROTH will host a pre-recorded webcast of the company’s presentation, which will be available on the conference website here and in the investor section of the company’s website under “Event Calendar,” before the start of the conference.

To schedule a one-on-one meeting with OptimizeRx, please contact your ROTH representative. For any questions about the company, contact Ron Both of CMA at (949) 432-7557 or submit your request here.

About Roth Capital Partners

ROTH Capital Partners, LLC (ROTH), is a relationship-driven investment bank focused on serving emerging growth companies and their investors. As a full-service investment bank, ROTH provides capital raising, M&A advisory, analytical research, trading, market-making services and corporate access. Headquartered in Newport Beach, CA, ROTH is privately-held and employee owned, and maintains offices throughout the U.S. For more information on ROTH, please visit www.roth.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245 7070

investors@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team

2